SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 29, 2004

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:	(617) 444-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On January 29, 2004, Akamai Technologies, Inc. (the “Company”) entered into an amendment with EquiServe Trust Company, N.A. (“Amendment No. 1”) to the Rights Agreement, dated as of September 10, 2002 (the “Rights Agreement”), between the Company and EquiServe Trust Company, N.A., as Rights Agent, whereby the Company amended the Rights Agreement to provide (i) that each Right (as defined in the Rights Agreement) would entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.01 par value per share, at a price of $65.00 in cash, subject to adjustment, (ii) that in the event the transfer agency relationship in effect between the Company and the Rights Agent terminates pursuant to the Company’s termination of such relationship, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company, (iii) the address of the Company is updated for notices under the Rights Agreement, (iv) any supplement or amendment that the Rights Agent is required to sign shall be effective upon execution by the Company (whether or not then executed by the Rights Agent or the certificate referred to in the immediately preceding sentence has been delivered) and (v) a force majeure provision.

     Amendment No. 1 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 4.1	Amendment No. 1, dated as of January 29, 2004, to the Rights Agreement, dated as of September 10, 2002, between Akamai Technologies, Inc. and EquiServe Trust Company, N.A., as Rights Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004

AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian
Vice President, General Counsel and Secretary

EXHIBIT INDEX DESCRIPTION

Exhibit No.	Description

Exhibit 4.1	Amendment No. 1, dated as of January 29, 2004, to the Rights Agreement, dated as of September 10, 2002, between Akamai Technologies, Inc. and EquiServe Trust Company, N.A., as Rights Agent.